SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): May 25, 2001


                            EMERGISOFT HOLDING, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
              ------------------------------------------------------
                   (State or other jurisdiction of incorporation)

                  33-30743                                84-1121360
         ----------------------                ----------------------------
         (Commission File Number)             (IRS Employer Identification No.)

                                  2225 Avenue J
                             Arlington, Texas 76006
            -----------------------------------------------------
                (Address of principal executive offices) (Zip code)

          (Registrant's telephone number, including area code): (817) 633-6665

                                     N/A
              --------------------------------------------------
            (Former name or former address, if changed since last report)







ITEM 1.  Changes in Control of Registrant

         On May 25, 2001, Emergisoft Holding, Inc., a Nevada corporation formerly known as Pierce International Discovery, Inc. ("Emergisoft Nevada"), acquired Emergisoft Holding, Inc., a Delaware corporation ("Emergisoft Delaware"), a leader in the design and implementation of clinical patient management systems for hospital emergency department automation across the United States. The acquisition was effectuated pursuant to an Agreement and Plan of Merger, dated March 28, 2001 (the "Merger Agreement"), by and among Emergisoft Nevada, EMS Acquisition Corp. ("EMS"), a wholly-owned subsidiary of Emergisoft Nevada, and Emergisoft Delaware. In the merger, EMS was merged with and into Emergisoft Delaware with Emergisoft Delaware surviving the merger as a wholly-owned subsidiary of Emergisoft Nevada.

         Pursuant to the Merger Agreement, Emergisoft Nevada issued one share of Emergisoft Nevada common stock for each one share of Emergisoft Delaware common stock outstanding immediately prior to the close of the transaction, or a total of 46,235,085 shares. In addition, Emergisoft Nevada assumed all Emergisoft Delaware stock options, notes and warrants outstanding at the effective time of the merger. The transaction is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The transaction will be accounted for as a recapitalization of Emergisoft Delaware and the historical financial statements of Emergisoft Delaware will become the financial statements of the registrant.

         Emergisoft Nevada changed its name to Emergisoft Holding, Inc. in connection with the merger and 23,364,275 shares of Emergisoft Nevada common stock, held by a single individual, were canceled, leaving a total of 48,873,818 shares issued and outstanding. The former stockholders of Emergisoft Delaware currently own approximately 94.60% of the outstanding equity interests and voting rights of Emergisoft Nevada.

         The terms of the Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Merger Agreement, neither Emergisoft Nevada nor any of its affiliates had any material relationship with Emergisoft Delaware or its stockholders.

         As a result of the merger, Richard Manley was appointed the new President, CEO and a director of Emergisoft Nevada. Lionel L. Drage resigned from these positions with the parent company upon Mr. Manley's appointment.
Mr. Manley has appointed Dan Witte, James L. Williams, Ron Hellstern, Kenna Bridgmon, and Joe Eppes as officers and Dan Witte, Ron Hellstern, Kenna Bridgmon, Ash Huzenlaub, Jason Sear, and Cameron Ware as additional directors. Messrs. Manley, Witte, Williams, Hellstern, Eppes, Ware, Sear and Huzenlaub and Ms. Bridgmon will serve until their respective successors are elected and qualified.

ITEM 2.  Acquisition or Disposition of Assets

         See Item 1. above.

ITEM 4.  Changes in Registrant's Certifying Accountant

         Prior to the merger referred to in Item 1. above, Crouch, Bierwolf and Associates was the principal accountant for Emergisoft Nevada. Immediately following the effective time of the merger, the Board of Directors approved the engagement of the firm of Ernst and Young LLP to replace Crouch, Bierwolf and Associates.

         In connection with the audits of Emergisoft Nevada's financial statements for the previous fiscal years ended June 30, 2000 and 1999, and during the subsequent interim period from June 30, 2000 through May 25, 2001, there were no disagreements with Crouch, Bierwolf and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

         The accountant's reports of Crouch, Bierwolf and Associates on the financial statements of Emergisoft Nevada as of June 30, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope, or accounting principles; however, such reports were qualified as to the uncertainty that Emergisoft Nevada would continue as a going concern.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)      Report of Independent Auditors of Emergisoft Delaware

                  Consolidated Balance Sheet of Emergisoft Delaware for the Year Ended December 31, 2000.

                  Consolidated Statements of Operations of Emergisoft Delaware for the Years Ended December 31, 2000 and 1999.

                  Consolidated Statements of Stockholders' Equity (Deficit) of Emergisoft Delaware for the Years Ended December 31, 2000 and 1999.

                  Consolidated Statements of Cash Flows of Emergisoft Delaware for the Years Ended December 31, 2000 and 1999.

                  Notes to Consolidated Financial Statements of Emergisoft Delaware for the Years Ended December 31, 2000 and 1999.

                  As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide all of the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than sixty (60) days after June 4, 2001.

(b)      Pro Forma Financial Information.

                  Pro Forma Financial Information will not be required as the historical financial statements of Emergisoft Delaware will become the financial statements of the registrant. The historical financial statements included herein provide adequate disclosure regarding the capital structure of the merged company.

         (c)      Exhibits

Exhibit
Number            Description

2.1* Agreement and Plan of Merger, dated as of March 28, 2001, among Pierce International Discovery, Inc., EMS Acquisition Corp. and Emergisoft Holding, Inc.

16.1                       Letter on Change in Accountants

99 Press Release dated May 25, 2001 issued by the registrant.

* The exhibits and schedules to this agreement were omitted from the agreement by registrant. Registrant agrees to furnish any exhibit or schedule to this agreement supplementally to the Securities and Exchange Commission upon written request.

ITEM 8.  Change in Fiscal Year

         Immediately following the effective time of the merger referred to in
Item 1. above, the Board of Directors of Emergisoft Nevada determined to change the fiscal year of Emergisoft Nevada to the calendar year, to correspond with the fiscal year of Emergisoft Delaware. No transition report will be filed as the historical financial statements of Emergisoft Delaware will become the financial statements of the registrant.






                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2001                                   EMERGISOFT HOLDING, INC.
                                  (Registrant)



                               By:       /s/ Richard Manley
                                       -------------------------
                                       Richard Manley, Chairman of the Board,
                                          Chief Executive Officer and President




CONSOLIDATED FINANCIAL STATEMENTS
Emergisoft Holding, Inc. and Subsidiary
Years ended December 31, 2000 and 1999







                     Emergisoft Holding, Inc. and Subsidiary

                        Consolidated Financial Statements


                     Years ended December 31, 2000 and 1999




                                    Contents

Report of Independent Auditors.............................................    1

Audited Consolidated Financial Statements

Consolidated Balance Sheet.................................................    2
Consolidated Statements of Operations......................................    3
Consolidated Statements of Stockholders' Equity (Deficit)..................    4
Consolidated Statements of Cash Flows......................................    5
Notes to Consolidated Financial Statements.................................    6










                         Report of Independent Auditors

The Board of Directors
Emergisoft Holding, Inc.

We have audited the accompanying consolidated balance sheet of Emergisoft Holding, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emergisoft Holding, Inc. and subsidiary at December 31, 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


/s/ ERNST AND YOUNG LLP


Dallas, Texas
April 30, 2001








                     Emergisoft Holding, Inc. and Subsidiary

                           Consolidated Balance Sheet

                                December 31, 2000

Assets
Current assets:
   Cash and cash equivalents                                                         $        3,415,040
   Trade accounts receivable, net of allowance for doubtful
     accounts of $11,290                                                                        100,839
                                                                                  -------------------------
Total current assets                                                                          3,515,879

Equipment and fixtures, net                                                                      24,640
Other assets                                                                                     32,127
                                                                                  -------------------------
                                                                                  -------------------------
Total assets                                                                         $        3,572,646
                                                                                  =========================
                                                                                  =========================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued expenses                                             $          832,843
   Deferred revenue                                                                             111,717
   Notes payable - current                                                                      367,088
                                                                                  -------------------------
                                                                                  -------------------------
Total current liabilities                                                                     1,311,648

Notes payable - long-term                                                                        35,560
                                                                                  -------------------------
                                                                                  -------------------------
Total liabilities                                                                             1,347,208

Commitments and contingencies

Stockholders' equity:
   Common Stock, $0.001 par value, 100,000,000 shares authorized, 45,386,405
     shares issued and outstanding                                                               45,386
   Additional capital                                                                        16,736,609
   Deferred compensation                                                                     (1,106,344)
   Accumulated deficit                                                                      (13,450,213)
                                                                                  -------------------------
                                                                                  -------------------------
Total stockholders' equity                                                                    2,225,438
                                                                                  -------------------------
                                                                                  -------------------------
Total liabilities and stockholders' equity                                           $        3,572,646
                                                                                  =========================


See accompanying notes.




                     Emergisoft Holding, Inc. and Subsidiary

                      Consolidated Statements of Operations

                                                                         Year ended December 31
                                                                        2000                 1999
                                                                ------------------------------------------

Revenue                                                           $       920,428      $     1,416,402

Operating expenses:
   Cost of revenue                                                        184,268              565,262
   General and administrative                                           6,390,406            3,379,935
   Product development                                                  2,500,311              405,075
   Legal settlements                                                            -              302,686
                                                                ------------------------------------------
                                                                ------------------------------------------
Total operating expenses                                                9,074,985            4,652,958
                                                                ------------------------------------------
                                                                ------------------------------------------

Loss from operations                                                   (8,154,557)          (3,236,556)

Interest expense, net                                                     250,988               61,803
                                                                ------------------------------------------
                                                                ------------------------------------------
Net loss                                                          $    (8,405,545)     $    (3,298,359)
                                                                ==========================================


See accompanying notes.




                     Emergisoft Holding, Inc. and Subsidiary

            Consolidated Statements of Stockholders' Equity (Deficit)




                                                             Common Stock      Additional  Deferred      Accumulated
                                                   ---------------------------
                                                        Shares     Par Value    Capital   Compensation     Deficit         Total
                                                   --------------------------------------------------------------------------------

Balance at January 1, 1999                              1,711,570   $1,712    $1,785,129  $(1,042,736)   $(1,746,309)   $(1,002,204)
   Common stock issued in private placement             1,975,147    1,975       817,622            -              -        819,597
   Common stock issued to employee at below fair
     value                                              1,609,725    1,610       635,697            -              -        637,307
   Common stock issued to related party at below
     fair value                                         1,609,725    1,610       635,697            -              -        637,307
   Common stock issued to vendor for services              45,000       45        17,955            -              -         18,000
   Common stock issued upon exercise of employee
     options                                              187,500      187        11,063            -              -         11,250
   Common stock issued upon exercise of
     vendor options                                        75,812       76        37,420            -              -         37,496
   Common stock issued upon exercise of preemptive
   rights                                                  30,550       30         1,189            -                         1,219
   Stock options issued to vendors for services                 -        -        31,536            -              -         31,536
   Value of warrants granted with convertible note              -        -       130,000            -              -        130,000
   Deferred compensation related to stock options               -        -      (475,954)     475,954              -              -
   Amortization of deferred compensation                        -        -             -      112,929              -        112,929
   Net loss                                                     -        -             -            -     (3,298,359)    (3,298,359)
                                                   --------------------------------------------------------------------------------
                                                   --------------------------------------------------------------------------------
Balance at December 31, 1999                            7,245,029    7,245     3,627,354     (453,853)    (5,044,668)   (1,863,922)
   Common stock issued in private placements           20,437,237   20,437     6,900,095            -              -     6,920,532
   Common stock issued to vendors for goods and
     services                                           9,292,692    9,293     4,173,218            -               -    4,182,511
   Common stock issued to related party pursuant to
     antidilution protection                            6,880,479    6,880        (6,880)           -               -            -
   Common stock issued upon conversion of
     convertible notes and advances from
     stockholders                                       1,314,376    1,314        340,548            -               -      341,862
   Value of warrants granted with convertible note              -        -         54,942            -               -       54,942
   Stock options issued to vendors for services                 -        -         42,294            -               -       42,294
   Common stock issued for exercise of preemptive
   rights                                                 216,592      217        142,767            -               -      142,984
   Deferred compensation related to stock options               -        -      1,462,271   (1,462,271)              -            -
   Amortization of deferred compensation                        -        -              -      809,780               -      809,780
   Net loss                                                     -        -              -            -       (8,405,545) (8,405,545)
                                                   --------------------------------------------------------------------------------
                                                   --------------------------------------------------------------------------------
Balance at December 31, 2000                           45,386,405  $45,386   $ 16,736,609  $(1,106,344)   $ (13,450,213) $2,225,438
                                                   ================================================================================

  See accompanying notes.






                     Emergisoft Holding, Inc. and Subsidiary

                      Consolidated Statements of Cash Flows

                                                                           Year ended December 31
                                                                          2000               1999
                                                                   ---------------------------------------
                                                                   ---------------------------------------

Operating Activities
Net loss                                                             $   (8,405,545)    $   (3,298,359)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                          331,495            234,374
     Amortization of deferred compensation                                  809,780            112,929
     Stock-based expenses for equity issued to vendors for
     services                                                             4,087,266             65,457
     Stock-based expenses for common stock issued to
       employees and related parties at below fair value                          -          1,094,614
     Legal settlements                                                            -            302,686
     Changes in assets and liabilities:
       Accounts receivable                                                   82,406             99,909
       Other assets                                                          (9,846)           (14,100)
       Deferred revenue                                                    (644,108)            69,749
       Accounts payable and accrued expenses                                333,254            322,967
                                                                   ---------------------------------------
                                                                   ---------------------------------------
Net cash used in operating activities                                    (3,415,298)        (1,009,774)

Investing Activity
Purchase of equipment and fixtures                                          (44,201)           (36,568)
                                                                   ---------------------------------------
Cash used in investing activity                                             (44,201)           (36,568)

Financing Activities
Proceeds from notes payable                                                 100,000            100,000
Repayment of notes payable and line of credit                              (295,848)          (113,499)
Advances from stockholders                                                        -            156,920
Proceeds from issuance of common stock and exercise of options            7,063,516            908,642
                                                                   ---------------------------------------
                                                                   ---------------------------------------
Net cash provided by financing activities                                 6,867,668          1,052,063
                                                                   ---------------------------------------
                                                                   ---------------------------------------

Net increase in cash and cash equivalents                                 3,408,169              5,721
Cash and cash equivalents, beginning of year                                  6,871              1,150
                                                                   ---------------------------------------
                                                                   ---------------------------------------
Cash and cash equivalents, end of year                               $    3,415,040     $        6,871
                                                                   =======================================
                                                                   =======================================

Supplemental cash flow information:
   Cash paid for interest                                            $       22,730     $       56,690
   Non-cash activities:
     Exchange of note payable for legal settlement                                -            302,686
     Exchange of common stock for advances from stockholders                156,920            125,000
     Deferred stock-based compensation                                    1,462,271           (475,954)
     Additional capital recorded for fair value of warrants issued
     to convertible noteholders                                              54,942            130,000
   Exchange of common stock for account payable to officer                  137,539                  -
   Stock-based expenses for equity issued to vendors for services         4,087,266             65,457
   Exchange of common stock for note payable                                184,942                  -

See accompanying notes.



                     Emergisoft Holding, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2000 and 1999

1. Organization, Operations, and Liquidity

Emergisoft Holding, Inc. (Holding) was incorporated in the State of Delaware in May 1998 as Array Systems Holding, Inc. and, in March 2000, changed its name to Emergisoft Holding, Inc. Also in May 1998, Holding acquired all of the common stock of its wholly owned operating subsidiary, Emergisoft Corporation (Emergisoft, formerly Array Systems Corporation). Emergisoft has been in operation since 1992. Unless otherwise noted, Holding and Emergisoft are collectively referred to as the Company. The accompanying consolidated financial statements include the accounts of Holding and its wholly owned subsidiary. All significant intercompany transactions and accounts have been eliminated. The Company's software products have been used to replace handwritten charts in a hospital emergency room environment. The Company's new product, CareLync ED, is scheduled for general release in the second quarter of 2001.

The Company has sustained losses for each of the two years in the period ended December 31, 2000, and has an accumulated deficit of approximately $13.5 million at December 31, 2000. In addition, the Company is in default on certain of its notes payable. The Company faces a number of risks and uncertainties regarding its business, including, among other factors, pending litigation affecting its right to sell its current product and service offering, market demand and acceptance of its new product and service offerings, the effects of technological changes, and the development of new products. The Company anticipates that it will continue to experience negative cash flow as it continues to incur significant operating costs in connection with the continued development of product and service offerings and efforts to expand its market.

In March 2000, the Company began its efforts to raise additional capital through private offerings of its common stock. During 2000, the Company issued approximately 20.4 million shares of its common stock and raised approximately $6.9 million in private offerings. In April 2001, the Company obtained from two related parties financial commitments totaling $1,500,000. Under the terms of these commitments, the financing can be obtained through the execution of promissory notes or through the sale of shares of common stock of the Company at $0.253 per share. The financial commitments from these two related parties expire on April 30, 2002, unless the commitments are extended by the related parties.

There is no assurance that adequate financing will be available to or sufficient revenues will be generated by the Company. Insufficient funds from operations or the inability to obtain adequate financing would have a material adverse effect on the Company.







                     Emergisoft Holding, Inc. and Subsidiary

             Notes to Consolidated Financial Statements (continued)



2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments and time deposits with original maturities of three months or less when purchased to be cash equivalents.

Equipment and Fixtures

Equipment and fixtures are recorded at cost with depreciation and amortization provided on a straight-line basis over the estimated useful lives of the assets.

Expenditures for maintenance and repairs, as well as minor renewals, are charged to operations as incurred. Upon retirement or sale of the asset, the cost of the asset and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in operations.

Revenue Recognition

Revenues since the Company's inception have been derived from the sale of software licenses, maintenance fees, and sales of computer hardware.

Revenue for software sales is recognized in accordance with the provisions of American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, Software Revenue Recognition. Under SOP 97-2, software sales are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production modification or customization of the software is required, and collection is considered probable by management. In the event that the Company has been contracted to install a combination of hardware and software, revenue for hardware and software sales is deferred until installation is complete. The costs of the hardware installed are also deferred until installation is complete. The Company provides maintenance services in the form of telephone customer and technical support and software upgrades on its software products as an accommodation to purchasers of these products and as a means of fostering customer satisfaction. Maintenance revenue is recognized over the term of the maintenance contract, generally four years.





2. Summary of Significant Accounting Policies (continued)

Deferred Revenue

Deferred revenue represents amounts billed to customers under terms specified in software licensing, hardware, and maintenance contracts for which completion of contractual terms or delivery of the software has not occurred.

Product Development Costs

Product development costs are expensed as incurred and relate primarily to the development of new products and the ongoing maintenance of existing products. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the point at which the product is available for general release to customers. Since the Company's inception, the establishment of technological feasibility of the products and the general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, the Company has historically expensed all software development costs as the costs are incurred.

General and Administrative Expenses

General and administrative expenses represent all corporate and general support costs, including personnel, outside vendor services, and other overhead costs.

Advertising

Advertising expense is comprised of media, agency, and production expenses. Advertising costs are expensed as incurred and totaled approximately $61,000 and $10,000 in 2000 and 1999, respectively.

Federal Income Taxes

The Company records deferred taxes for the tax effect of differences between the financial reporting bases and the income tax bases of the Company's assets and liabilities. A valuation allowance is provided for a portion or all of the deferred tax assets when realization is not reasonably assured.





2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Under APB 25, the Company recognizes no compensation expense related to employee stock options unless such options have been granted with exercise prices at less than the fair market value of the stock on the date of grant, as determined by the Board of Directors. The Company provides the supplemental disclosures required by Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation, which assumes the recognition of compensation expense based on the fair value of options on the grant date. The Company follows the provisions of FAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Connection with Selling Goods or Services, for equity instruments granted to non-employees. The Company recorded charges of $4,897,046 and $1,273,000 in 2000 and 1999, respectively, relating to equity issued to vendors for services, equity issued to employees below fair market value, and the amortization of deferred compensation for options granted to employees. For the 2000 charges, $4,502,220 is included in general and administrative expense and $394,826 is included in product development expense. All 1999 charges are included in general and administrative expense.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.






3. Equipment and Fixtures

Equipment and fixtures consisted of the following at December 31, 2000:

                                                             Depreciable Life
                                                          -------------------------
                                                                                   ----------------------

 Office computer equipment                                        5 years            $      804,489
  Furniture, fixtures, and other office equipment             5 - 7 years                  65,077
 Vehicles                                                         5 years                    32,911
                                                                                    ---------------------
                                                                                    ---------------------
                                                                                            902,477
 Less accumulated depreciation and amortization
                                                                                           (877,837)
                                                                                    ---------------------
                                                                                    ---------------------
 Equipment and fixtures, net                                                         $       24,640
                                                                                    =====================

4. Advances from Stockholders and Convertible Debt

During 1999, stockholders advanced $156,920 to the Company for working capital purposes. The advances were non-interest-bearing and were to be paid when cash was available or could be converted to common stock at the stockholders' option. In 2000, the advances were converted to common stock at a conversion rate of $0.40 per share.






5. Notes Payable

The Company's notes payable consist of the following at December 31, 2000:

Term note payable for legal settlement, bearing interest at 6% annually;
  interest imputed at 9% per annum, payments of $4,000 due monthly through
  December 2003 when a balloon payment of approximately $119,000 is due in full.
  The note is currently in default and is classified as a current liability.
                                                                                           $    283,312

Term note payable to Wells Fargo, bearing interest at prime plus 3% (11.5% at
  December 31, 2000) and requiring payments of $10,000 until maturity at
  December 31, 2000; collateralized by virtually all assets of the Company. The note was refinanced in May 2000 and is due in June 2001. The note contains cross-default provisions and the lender could accelerate the maturity date at any time as a result of the default described above.
                                                                                                 60,946

Term note payable for legal settlement, interest imputed at 9% per annum, payments of $36,556 due annually on August 31 through 2002.
                                                                                                 81,734

Note payable to stockholders, bearing interest at 10% per annum and due December
  2002, convertible to common stock at a conversion price of $0.20 per share
  (see Note 6).
                                                                                                 15,058

Note payable bearing interest of 9.5% and requiring monthly payments of $313 through
  2002; collateralized by equipment.                                                              5,740
                                                                                          ------------------
                                                                                          ------------------
                                                                                                446,790
Less:
   Discounts on notes payable                                                                   (44,142)
   Current portion                                                                             (367,088)
                                                                                          ------------------
                                                                                          ------------------
                                                                                           $     35,560
                                                                                          ==================




6. Stockholders' Equity

Common Stock

In March 2000, the Company began circulating a private placement memorandum. During 2000, the Company issued 20.4 million shares of its common stock (exclusive of stock options) for net cash proceeds of approximately $6.9 million.

In 2000, the Company issued 8,948,844 shares of common stock and options to purchase 243,500 shares of common stock to certain vendors and consultants. The shares were primarily issued to a related party (see Note 9), the Company's landlord in settlement of rent and to a related party for development of its CareLync ED product offering. In connection with these issuances of common stock and options, the Company recorded charges of $4,087,266 in 2000.

In December 1999, the Company received an advance of $100,000 against a $200,000 convertible note bearing interest of 10% per annum. The note was convertible to common stock at a conversion rate of $0.40 per share; in certain circumstances, the conversion price was to be reduced to $0.20 per share. In January 2000, the Company received an additional $84,942 pursuant to the convertible note and the conversion price was reduced to $0.20 per share for the entire indebtedness. In connection with the transaction, the Company issued a ten-year warrant to acquire 462,355 shares of common stock at an exercise price of $0.40 per share. In 1999, the Company recorded a discount of approximately $130,000 against the convertible note based on the fair value of the warrant, which is being amortized over the two-year term of the note. In 2000, the Company recorded an additional discount of $54,942 to reflect the reduction of the note's conversion price in January 2000. In December 2000, the note was converted to 924,710 shares of common stock. In addition to the equity granted in the transaction, the Company granted the stockholder antidilution protection. As a result of the antidilution protection, additional equity was to be granted to the stockholder in the event of any future issuance of equity. The additional equity was to be issued at no cost to the stockholder. The Company issued 6,880,479 shares of common stock in 2000 as a result of the antidilution provisions granted to the stockholder. The Company also entered into a consulting agreement with its stockholder (see Note 9).

During 1999 the Company recorded goods and services acquired for the Company by an officer of the Company. The Company recorded fixed assets of $37,786 for equipment purchased by the officer, product development costs of $80,560 for fees paid by the officer to an independent third-party contractor, and general and administrative expenses






6. Stockholders' Equity (continued)

of $21,684 for various administrative items paid for by the officer. At December 31, 1999, the Company had an accrued liability of $137,539 to the officer. In January 2000, the Company issued 343,848 shares of its common stock to the officer in settlement of its obligation.

From March through December 1999, the Company issued 1,975,147 shares of common stock for net proceeds of approximately $820,000 pursuant to a private placement of its common stock.

In February 1999, the Company issued 3,250,000 shares of common stock to officers and stockholders of the Company for net proceeds of approximately $182,000. The Company recorded stock-based compensation of approximately $1,094,000 based on the fair market value of the common stock issued. Fair market value was determined based on the price per share realized by the Company in its most recent private stock offering.

In 1999, the Company issued 45,000 shares of common stock to a vendor. The Company recorded stock-based compensation of $18,000 based on the fair market value of the common stock issued. Fair market value was determined based on the price per share realized by the Company in its most recent private stock offering.

The Company declared a 1-for-4 reverse stock split effective March 6, 2000. The effect of this reverse stock split has been retroactively reflected throughout the financial statements.





6. Stockholders' Equity (continued)

Stock Option Plan

During 2000 and 1999, the Company granted stock options to employees pursuant to its 1998 Incentive Stock Option Plan (the Plan). The Plan, as amended, permits the Company to grant a maximum of 10,000,000 shares of common stock to employees and directors under various stock awards, including options, at exercise prices not less than the fair market value of the stock at the date of grant as determined by the Company's Board of Directors.

Stock options may be exercised over a period not to exceed ten years and generally vest ratably for five years from the date of grant. The changes in all outstanding options are as follows:

                                                                                     Weighted
                                                                 Shares               Average
                                                                 Under            Exercise Price
                                                                 Option              Per Share
                                                          --------------------- --------------------
                                                          --------------------- --------------------

        Balance at January 1, 1999                                 185,764               0.40
          Granted                                                1,986,337               0.11
          Exercised                                               (295,726)              0.18
          Canceled                                                 (52,500)              0.12
                                                          ---------------------
                                                          ---------------------
        Balance at December 31, 1999                             1,823,875               0.10
          Granted                                                5,617,375               0.37
          Exercised                                               (105,000)              0.21
          Canceled                                                (293,125)              0.17
                                                          ---------------------
                                                          ---------------------
        Balance at December 31, 2000                             7,043,125               0.31
                                                          =====================

Options to purchase 2,561,617 shares were exercisable as of December 31, 2000, with a weighted average exercise price of $0.19. There were 197,417 options exercisable at December 31, 1999.





6. Stockholders' Equity (continued)

The following table summarizes the number of options, the exercise prices, and the weighted average remaining life of all options outstanding at December 31, 2000:

                                    Number of Options              Weighted Average
       Exercise Price                  Outstanding                  Remaining Life
------------------------------ ---------------------------- ------------------------------
------------------------------ ---------------------------- ------------------------------

     $    0.01                            1,000,000                   9.7 years
               0.06                       1,378,500                   8.0 years
               0.10                       1,550,000                   9.9 years
               0.40                        188,875                    8.5 years
               0.64                       2,863,250                   9.5 years
               0.80                          62,500                   9.1 years
                               ----------------------------
                               ----------------------------
                                          7,043,125
                               ============================

Certain employees and consultants of the Company have been granted options under the Plan to purchase shares of the Company's common stock at less than fair value. Options to acquire 2,636,000 and 1,680,486 shares were issued in 2000 and 1999, respectively, with exercise prices less than the fair market value at the date of grant. In February 1999, the exercise price for all previously issued options was reduced from $0.40 to $0.06. Options to acquire 187,500 shares of stock were exercised immediately. Options to acquire 38,764 shares of common stock remain outstanding and are subject to variable accounting as a result of the repricing activity. The Company recorded deferred stock compensation related to options issued to employees of $1,462,271 and $(475,954) for the years ended December 31, 2000 and 1999, respectively, for the difference between the exercise price and the fair market value of the Company's common stock underlying certain options granted. The deferred stock compensation recorded in 2000 and 1999 includes the effects of adjusting the repriced options to fair market value as of the earlier of the date of exercise or the respective year-end. Deferred stock compensation is being amortized over the vesting period for the individual options, which range from immediate to five years. The amortization of deferred compensation for options issued to employees totaled $809,780 and $112,929 for the years ended December 31, 2000 and 1999, respectively. The Company also recorded charges of $42,294 and $31,536 for the years ended December 31, 2000 and 1999, respectively, relating to options issued to non-employees for goods and services. The options issued to non-employees were fully vested at the date of grant.




6. Stockholders' Equity (continued)

Pro forma information regarding net loss and net loss per share is required by Statement of Financial Accounting Standards (SFAS) No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following weighted average assumptions for 2000 and 1999: risk-free interest rates of 6%, dividend yields of 0%, and a weighted average expected life of the options of approximately five years. The weighted average fair value of the options granted in 2000 and 1999 was not significant.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. Because the options do not have a significant value using the minimum value method, there is no material difference between the Company's net loss as reported and the pro forma net loss considering the effect of SFAS 123.

7. Commitments and Contingencies

Leases

The Company rents and leases its facilities and certain automobiles. Certain leases include options for renewal or purchase and contain clauses for payment of real estate taxes and insurance. In most cases, management believes that, in the normal course of business, leases will be renewed or replaced by other leases. Rental expense was approximately $196,000 and $213,000 in 2000 and 1999, respectively.

The following are the minimum lease payments under noncancelable operating leases as of December 31, 2000:

        2001                                                    $     166,403
        2002                                                          163,985
        2003                                                          163,985
                                                            ------------------
                                                            ------------------
                                                                $     494,373
                                                            ==================




7. Commitments and Contingencies (continued)

Legal Proceedings

In December 1999, a stockholder and former officer of the Company filed suit in federal court alleging that the Company was infringing on a copyright for the ICUS database and tool set (ICUS) that was allegedly owned personally by the stockholder. The Company's current service offering uses ICUS at all current customer sites. The Company believes it has an existing license to use and sublicense ICUS.

In January 2000, the court issued a preliminary injunction allowing the Company to keep one copy of the ICUS source code for purposes of providing support to its current customers, but prohibiting the Company from selling and/or marketing the Company's current ICUS-based product.

On January 8, 2001, the federal court granted the Company's motion for summary judgment, dismissing all of the former officer's claims and dissolving the preliminary injunction. The court is now reviewing the plaintiff's motion to set aside that summary judgment and the Company's motion for attorneys' fees.

The former officer has also made the Company a party in his divorce action, which is pending in a Tarrant County District Court. Many of the claims asserted in this action are the same or essentially the same as the claims which were dismissed by the federal court. The Company will seek dismissal of those claims at the appropriate time and contest the remainder of the plaintiff's claims vigorously.

In February 1999, a settlement agreement was entered into with a customer involving a claim for refund of license fees paid to the Company whereby the Company is required to pay the customer a total of $342,000 plus interest of 6% on a portion of the outstanding balance and is required to assist the customer in re-selling the hardware component sold by the Company to the customer. The lesser of the proceeds, or $60,000, was to be applied directly to the outstanding settlement balance due to the customer by May 31, 1999. The balance of the settlement was to be repaid at a rate of $4,000 monthly, to be applied to interest first, at a rate of 6%, then to the outstanding principal balance. A balloon payment for the remaining outstanding balance is due December 1, 2003.





7. Commitments and Contingencies (continued)

The Company failed to remit the required $60,000 payment by its due date and has not made the payment to date. In addition, certain of the monthly payments have not been made as required by the agreement. The agreement provides in the event of default for the reinstatement of the customer's claims or an acceleration of the amounts due under the agreement, at the option of the customer. To date, the former customer has not exercised its rights under the settlement agreement (see
Note 6).

In August 1998, the Company entered into a settlement agreement with a separate customer involving a claim for refund of license fees received. The settlement provided for an initial payment of $20,000 and payments of $36,556 annually, beginning on August 31, 1999, until the obligation is paid in full on or before August 31, 2002. The Company made its initial payment and the payment due in August 1999 (see Note 6).

Employment Contracts

In 2000, the Company entered into employment agreements with certain key executives. Under each of these agreements, in the event employment is terminated (other than voluntarily by the employee or by the Company for cause) the Company is committed to pay certain benefits, including specified monthly severance of not more than $48,300 per month in the aggregate. The employment agreements expire at various times between September 2002 and December 2003.

These agreements also provide for minimum salary levels throughout the term of the contracts. At December 31, 2000, the aggregate commitment for future salaries, excluding bonuses, through December 2003 is approximately $1.1 million.

The Company has also entered into an agreement with an executive to pay commissions on new license fees. These commissions are not to exceed $500,000 in each of 2001, 2002, and 2003 and $300,000 in each of 2004 and 2005.






8. Income Taxes

The differences between the actual income tax benefit and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

                                                                             Year ended December 31
                                                                             2000                1999
                                                                      -------------------- -----------------
                                                                      -------------------- -----------------

Benefit computed at federal statutory rate
                                                                       $    (2,857,885)     $(1,121,000)
Permanent differences                                                            5,248              10,000
Increase in valuation reserve                                                2,852,637           1,111,000
                                                                      -------------------- -----------------
                                                                      -------------------- -----------------
Total                                                                  $             -      $            -
                                                                      ==================== =================

The Company's deferred tax assets and liabilities as of December 31, 2000, are as follows:

Deferred tax assets:
   Accrual to cash conversion                                                               $     1,026,266
   NOL carryforward                                                                              3,529,371
                                                                                           -----------------
                                                                                           -----------------
Total deferred tax assets                                                                        4,555,637
Valuation allowance for deferred tax assets                                                     (4,555,637)
                                                                                           -----------------
                                                                                           -----------------
Deferred income tax assets, net of deferred tax liabilities                                 $             -
                                                                                           =================

At December 31, 2000, the Company has approximately $10.4 million of federal net operating loss carryforwards that begin to expire in 2018.

At December 31, 2000, the Company has recorded a valuation allowance against its net deferred tax assets because management believes that, after considering all the available objective evidence, the realization of the assets is not reasonably assured. To the extent that net operating loss carryforwards, when realized, relate to stock option deductions, the resulting benefits will be credited to stockholders' equity. In addition, in connection with the equity transactions that have taken place since January 1, 1998, the Company has experienced a change in control pursuant to Internal Revenue Code Section 382. As such, the net operating loss carryforward will be limited as to its possible use in future periods.






9. Related Party Transactions

In February 2000, a consulting agreement was entered into with a stockholder to provide, among other things, assistance with the development and implementation of a business plan and strategy, determination of management organizational structure and staffing needs, identification of and recruitment of qualified personnel for the Company's management, engagement and supervision of professional advisors, and assessment of working capital needs and assistance in arranging to finance those needs. The stockholder received 6,875,000 shares of common stock as consideration for the consulting agreement. The Company recorded a charge of $2.8 million in 2000 for the fair value of the equity issued, which was to be amortized over the two-year term of the consulting agreement. The consulting agreement was terminated in December 2000 and, as a result, the Company recorded the full charge in 2000.

10. Subsequent Event

In January 2001, the Company signed a definitive agreement to merge with Pierce International Discovery, Inc. (Pierce) in a reverse merger (the Merger). Pierce is a publicly traded company with no assets, liabilities, or operations that is controlled primarily by one individual. Under the terms of the Merger, the primary stockholder of Pierce has agreed to cancel approximately 23.3 million of the outstanding shares of the common stock of Pierce owned by the individual. Once these shares are canceled, the number of outstanding shares of common stock of Pierce will total approximately 2.6 million shares. Under the terms of the Merger, Emergisoft stockholders will receive shares of Pierce common stock on a one-for-one basis. Upon consummation of the merger, 48,873,818 shares of common stock will be outstanding. Pierce will change its name to Emergisoft Holding, Inc., a Nevada corporation, concurrent with the Merger. The Company expects the Merger to close in May 2001. The Merger will be accounted for as a recapitalization of the Company and the Company's historical financial statements will become the financial statements of the registrant.